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                                                                      Exhibit 99
[AVISTA LOGO]

                                                                   NEWS RELEASE

CONTACT:    Media: Laurine Jue (509) 495-2510 ljue@avistacorp.com
            Investors: Dave Brukardt (509) 495-2833 dbrukardt@avistacorp.com


                                                          FOR IMMEDIATE RELEASE:
                                                          July 26, 2000
                                                          4:07 p.m. EDT

                  AVISTA CORP. REPORTS SECOND QUARTER EARNINGS
        UTILITY SIGNS ADVISORY SERVICES AGREEMENT WITH WILLIAMS COMPANIES
                     NON-UTILITY BUSINESSES CONTINUE TO GROW

SPOKANE, WASH.: Avista Corp. (NYSE:AVA) today reported second quarter 2000 revenues of $1.4 billion and a loss for the quarter of $22.1 million or $0.47 per share. The loss was greater than anticipated due to spikes in pricing at the end of June which drove average monthly prices up to $182 per megawatt hour from the $120 per megawatt hour that was anticipated in the company's June 21 estimate, plus a partial accrual of third-quarter losses previously announced.

      The company's business segments reported the following results comprising the 47 cents per share loss:

          Avista Utilities (loss)......................($1.33)
          Avista Energy................................ $1.00
          Information & Technology (loss)..............($0.13)
          Avista Ventures (loss).......................($0.01)

      Avista Utilities' performance was impacted by higher purchased power costs for the second quarter, which led to gross margin being $126 million lower than expected. This is greater than the estimated $90 million previously reported. The additional costs were due to a number of factors including exposure to index prices and index prices that were much higher than originally estimated, unusually hot weather and major unexpected industry plant outages during the last week of June (25 cents per share), and an accrual of $16 million (22 cents per share) of the previously announced $50 million expected third-quarter costs. For the full-year, Avista Utilities now anticipates a total of $160 million in excess purchased power costs, up from the $140 million previously estimated.

      T.M. "Tom" Matthews, Avista Corp. chairman, president and chief executive officer said, "We have taken the necessary steps to address the issues that led to this situation and with favorable rate relief we believe this problem will be limited to the year 2000. The fundamentals of power pricing in this region of the country have changed as a result of various factors including the restructuring of the electric utility business in California, shortage of generating capacity in the Northwest, and reductions in hydro generation. Therefore, we've changed our approach to the utility business."

      Avista Corp. has hired Williams Energy Marketing & Trading Company to advise Avista Utilities on risk management, risk analysis and resource optimization issues for all system requirements. The advisory services agreement is effective Aug. 1, 2000 through June 30, 2002. Avista will also explore the possibility for Williams to provide additional services in the near-term.

      Avista Utilities is eliminating its short-term utility wholesale commodity sales and trading activities that are not related to optimizing system resources used for retail sales. The utility is also assessing alternatives to meet



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future energy requirements based on a mix of existing resources, new generating projects and contracts which lock in supply and price.

      Avista completed its hearings before the Washington state regulators on rate case filings requesting higher base rates and a power cost adjustment mechanism and awaits a decision by Sept. 30. Avista has also filed for an accounting order that would permit Avista Utilities to defer, for later recovery, the excess purchased power costs after July 1, 2000, to the extent incurred to meet retail loads. A decision is expected in early- to mid-August.

      Avista Energy earned $47.8 million after taxes, or $1.00 per share, during the second quarter. This in part reflects Avista Energy's business in California which helped offset some of the losses in the utility business in the Pacific Northwest.

      "Despite the utility financial results of the second quarter, Avista Energy is performing well in their market and our growth businesses in telecom, Internet and technology continue to meet significant milestones. We remain committed to our overall strategy for growth in these dynamic growth sectors," Matthews said.

      Avista Advantage has achieved the 50,000 committed sites milestone. Four patents were issued by the U.S. Patent and Trademark office which protect features of Avista Advantage's two critical e-commerce business systems. Avista Advantage has added four new members to its executive management team and consolidated its operations in a new state-of-the-art global operations center. Avista Advantage continues to work with Goldman Sachs to determine the market timing of strategic options.

      Avista Labs is working with Merrill Lynch to evaluate strategic options as Avista Labs pioneers the development and commercialization of an integrated, modular Proton Exchange Membrane (PEM) fuel cell power system. Avista Labs expects to have its integrated Avista / UOP units in field tests before the end of the year along with their existing fuel cell units already in trials.

      Avista Communications announced a four-year strategic agreement with Lucent Technologies for purchase of Lucent 5ESS(R) switches in existing and new markets, and is moving into its sixth cluster market. The $25 million contract with Lucent enables Avista Communications to offer a broad array of voice and data service to its customers in Washington, Idaho, Montana and California.

      Avista Corp. is an energy, information and technology company with utility and subsidiary operations located throughout North America. Avista Corp.'s portfolio of businesses is focused on delivering superior products and providing innovative solutions to business and residential customers throughout the United States and Canada.

      Avista Corp. also operates Avista Capital, which owns all the company's non-regulated energy and non-energy businesses. Avista Capital companies include Avista Energy, Avista Energy Canada, Ltd., Avista Power, Avista Advantage, Avista Labs, Avista Fiber, Avista Communications, Avista Development and Pentzer Corporation. Avista Corp.'s stock is traded under the ticker symbol "AVA." For more information about Avista Corp. and its affiliate businesses, visit the corporate website at www.avistacorp.com. Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

      This news release contains forward-looking statements regarding the company's current expectations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1999, and Form 10-Q for the quarter ended March 31, 2000.

(NOTE: Attached is a chart showing the Dow Jones Mid-Columbia daily index prices for the period January 1999 through July 2000. The graphic is located at http://www.avistacorp.com/investor/charts/q2-2000earningschart.asp)



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                               AVISTA CORPORATION
            CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME (UNAUDITED)
                 (Dollars in Thousands except Per Share Amounts)

                                                                 2ND QUARTER                  YEAR-TO-DATE JUNE
                                                           -------------------------     -------------------------
                                                              2000          1999            2000          1999
                                                           -----------   -----------     -----------   -----------
OPERATING REVENUES                                         $1,353,414    $1,411,736      $2,735,387    $2,647,931
                                                           -----------   -----------     -----------   -----------

OPERATING EXPENSES:
    Resource costs                                          1,271,295     1,297,210       2,529,956     2,385,263
    Operations and maintenance                                 24,676        37,053          52,101        90,006
    Administrative and general                                 35,040        28,936          59,747        59,448
    Depreciation and amortization                              18,832        19,223          37,982        38,297
    Taxes other than income taxes                              12,356        11,934          28,466        27,030
    Accrued losses on wholesale sales                          16,000            --          16,000            --
    Exit costs - Avista Energy's Eastern energy
       business (Note 1)                                        2,958            --           7,865            --
    Restructuring charges - Pentzer  (Note 2)                      --            --           1,940            --
                                                           -----------   -----------     -----------   -----------
         Total operating expenses                           1,381,157     1,394,356       2,734,057     2,600,044
                                                           -----------   -----------     -----------   -----------

INCOME FROM OPERATIONS                                        (27,743)       17,380           1,330        47,887
                                                           -----------   -----------     -----------   -----------

OTHER INCOME (EXPENSE):
    Interest expense                                          (15,230)      (15,006)        (29,966)      (31,758)
    Net gain on subsidiary transactions                           729          (884)            821        15,594
    Other - net                                                15,381         7,504          18,650         8,960
                                                           -----------   -----------     -----------   -----------
         Total other income (expense) - net                       880        (8,386)        (10,495)       (7,204)
                                                           -----------   -----------     -----------   -----------

INCOME BEFORE INCOME TAXES                                    (26,863)        8,994          (9,165)       40,683

INCOME TAXES                                                   (5,370)          485           1,803        12,786
                                                           -----------   -----------     -----------   -----------

NET INCOME                                                    (21,493)        8,509         (10,968)       27,897

DEDUCT - Preferred stock dividend requirements (Note 3)           608         5,384          22,518        10,767
                                                           -----------   -----------     -----------   -----------

INCOME AVAILABLE FOR COMMON STOCK                            $(22,101)       $3,125        $(33,486)      $17,130
                                                           ===========   ===========     ===========   ===========

Average common shares outstanding (thousands), Basic           47,113        40,185          44,205        40,319

EARNINGS PER COMMON SHARE, BASIC                               $(0.47)        $0.08          $(0.76)        $0.42

EARNINGS PER COMMON SHARE, DILUTED (Note 3)                    $(0.47)        $0.08          $(0.76)        $0.42

DIVIDENDS PER SHARE OF COMMON STOCK                             $0.12         $0.12           $0.24         $0.24

------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL INFORMATION

NET INCOME BY BUSINESS SEGMENT:
    Avista Utilities                                         $(62,037)      $21,284        $(42,181)      $40,733
    Energy Trading and Marketing (Avista Energy,
         Avista Power)                                        $47,300      $(10,676)        $43,762      $(18,012)
    Information & Techology (Avista Advantage,
         Avista Labs, Avista Communications)                  $(6,248)      $(1,324)       $(11,912)      $(2,579)
    Avista Ventures (Pentzer and others)                        $(508)        $(775)          $(637)       $7,755

------------------------------------------------------------------------------------------------------------------

Note 1. Reflects charges related to Avista Energy's sale of the Eastern power book, the closing of its office in Houston, completed in the first quarter, and further downsizing at the Boston office, which was closed in the second quarter.

Note 2. Reflects charges related to restructuring of Pentzer Corporation's operations.

Note 3. In February 2000, the Company converted all remaining outstanding shares of Series L Preferred Stock back into common stock, which resulted in a one-time charge of $21.3 million to preferred stock dividend requirements. Excluding the effects of this transaction, earnings per share would have been $(0.28) for the six months ended June 30, 2000.


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                               AVISTA CORPORATION
                       FINANCIAL AND OPERATING HIGHLIGHTS
                             (Dollars in Thousands)


                                                                     SECOND QUARTER                 SIX MONTHS ENDED JUNE 30
                                                               ---------------------------         --------------------------
                                                                  2000            1999                2000           1999
                                                               -----------     -----------         -----------    -----------
AVISTA UTILITIES
         Retail electric revenues                              $    91,110      $    86,128      $   199,390      $   190,528
         Retail KWh sales (in millions)                          1,860,779        1,866,142        4,078,492        4,056,972
         Retail electric customers at end of period                308,362          304,997          308,362          304,997

         Wholesale electric revenues                           $   190,892      $    91,898      $   300,557      $   183,075
         Wholesale KWh sales (in millions)                       5,220,848        4,530,440        9,464,437        8,745,628

         Other electric revenues                               $     5,396      $     4,345      $    11,189      $     8,713

         Total natural gas revenues                            $    31,385      $    38,720      $   106,189      $   105,561
         Total therm sales (in thousands)                          107,352          148,982          314,221          366,705
         Total natural gas customers at end of period              271,876          264,656          271,876          264,656


ENERGY TRADING AND MARKETING (AVISTA ENERGY, AVISTA POWER)
         Revenues                                              $ 1,043,467      $ 1,160,326      $ 2,149,655      $ 2,079,390
         Electric sales (thousands of MWhs)                         22,604           23,193           52,338           41,110
         Natural gas sales (thousands of dekatherms)                51,333          252,113          124,590          467,418
         Coal sales (tons)                                         748,810          351,676        1,860,095          612,535


INFORMATION AND TECHNOLOGY
      Avista Advantage
         Revenues                                              $     1,049      $       295      $     1,964      $       631
         Operating Income (pre-tax)                            $    (3,562)     $      (897)     $    (6,362)     $    (1,804)
         Net Income                                            $    (2,437)     $      (625)     $    (4,323)     $    (1,294)

      Avista Labs
         Revenues                                              $       187      $       130      $       533      $       130
         Operating Income (pre-tax)                            $    (2,109)     $      (475)     $    (4,377)     $    (1,149)
         Net Income                                            $    (1,441)     $      (300)     $    (2,989)     $      (738)

      Avista Communications
         Revenues                                              $       992      $       464      $     2,021      $       823
         Operating Income (pre-tax)                            $    (3,257)     $      (702)     $    (6,451)     $      (892)
         Net Income                                            $    (2,370)     $      (399)     $    (4,600)     $      (547)


AVISTA VENTURES (PENTZER AND OTHERS)
         Revenues                                              $     8,660      $    29,785      $    15,774      $    80,063

The revenues by business segment do not total to the amounts reported on the Consolidated Comparative Statements of Income due to intersegment eliminations.